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                                                                   EXHIBIT 23(B)


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-2 No. 333-36377) and related Prospectus of Fidelity National Corporation and subsidiaries for the registration of 3,000,000 shares of its common stock and to the inclusion and incorporation by reference therein of our report dated April 3, 1997, with respect to the consolidated financial statements of Fidelity National Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG

Atlanta, Georgia

November 5, 1997